FORM OF CERTIFICATE OF TRUST

Exhibit 4.h.

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FORM OF

CERTIFICATE OF TRUST OF

GREAT PLAINS ENERGY CAPITAL TRUST__

          THIS CERTIFICATE OF TRUST of GREAT PLAINS ENERGY CAPITAL TRUST (the "Trust"), dated ______________, 200_, is being duly executed and filed by [Name of trustee], a Delaware banking corporation, as trustee, to form a business trust under the Delaware Statutory Trust Act (12 Del. C. ss. 3801 et seq.).

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          1.  Name. The name of the statutory trust formed hereby is "Great Plains Energy Capital Trust."

          2.  Delaware Trustee. The name and address of the trustee of the Trust with a principal place of business in the State of Delaware is:

                    [Name and address of trustee].

          3.  Effective Date. This Certificate of Trust shall be effective upon its filing with the Secretary of State of the State of Delaware.

          IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first written above.

[NAME OF TRUSTEE], not in its individual capacity, but solely as trustee By: _________________________